77Q1(e)(1)


Subadvisory Agreement between American Century
Investment Management, Inc. and Three Bridges
Capital, LP, effective as of September 10, 2015
(filed electronically as Exhibit d16 to Post-Effective
Amendment No. 75 to the Registration Statement of the Registrant on December 29, 2015, File No. 33-
64872, and incorporated herein by reference.)